EXHIBIT 5



                                February 27, 2002



Aviation Upgrade Technologies, Inc.
6550 South Pecos Road, Suite 142
Las Vegas, Nevada  89120

          Re: Aviation Upgrade technologies, Inc. ("Company"); Registration No. 333-61530; Legality of Securities Being Registered; Consent
                 ---------------------------------------------------------------
Gentlemen:

                  In connection with the registration of 1,533,000 shares of common stock of the Company ("Shares") under the Securities Act of 1933, as amended, including 1,283,000 shares of which are currently outstanding and are offered by the selling security holders and 250,000 shares of which are unissued and are offered by the Company, you have requested our opinion as to whether the Shares, when issued by the Company, will be lawfully and validly issued, fully paid and non-assessable.

                  For purposes of rendering this opinion, we have examined originals or copies of the documents listed below. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and conformity to original documents of all documents submitted to us as copies. The documents we have examined are:

         1. The Form SB-2 Registration Statement which was initially filed by the Company with the Securities and Exchange Commission on or about May 24, 2001, as amended, (the "Registration Statement"); and

         2. The Articles of Incorporation of the Company filed with the Nevada Secretary of State on January 8, 1999.

                  In addition, in rendering this opinion, we have relied upon the Company and selling security holders' representations that the Shares will be offered to the public in the manner and on the terms identified or referred to in the Registration Statement.

                  Based upon and subject to the foregoing and the effect, if any, of the matters discussed below, after having given due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement becomes and remains effective, and the prospectus which is part thereof, and the prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act of 1933, as amended, throughout all of the periods relevant to this opinion, (ii) all offers and sales of the Shares are made in a manner complying with the terms of the Registration Statement, and (iii) all offers and sales of the Shares are in compliance with the securities laws of the states having jurisdiction thereto, we are of the opinion that the 250,000 additional shares to be offered by the Company when issued, subject to payment therefor by the purchasers, will be lawfully and validly issued, fully paid and non-assessable. We are of the further opinion that the 1,283,000 shares which are already outstanding are lawfully and validly issued, fully paid and non-assessable .



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Aviation Upgrade Technologies, Inc.
February 27, 2002
Page 2



                  The foregoing opinions are based upon and limited exclusively to the laws of the United States of America and the State of Nevada, including the statutory provisions, Nevada Constitution and reported judicial decisions interpreting those laws.

                  We consent to the reference to our firm under the caption "Legal Matters" and elsewhere in the Registration Statement (Form SB-2 No. 333-61530) and related Prospectus of the Company for the registration of shares of common stock and the use of our opinion filed as an Exhibit to the Registration Statement or included in the Prospectus.

                  We are furnishing this opinion to the Company, the selling security holders and prospective purchasers of the Shares for their benefit in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            OPPENHEIMER WOLFF & DONNELLY LLP